EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of SportsTrac Systems, Inc. on Form SB-2 of our reports dated May 14, 1999, appearing in the Prospectus, which is part of this Registration Statement, insofar as such report relates to the financial statements and pro-forma financial statements of SportsTrac Systems, Inc. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.




MORRISON, BROWN, ARGIZ & COMPANY

Miami, Florida
July 15, 1999